UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Anthony Brian Goodman

On October 26, 2020, Golden Matrix Group, Inc. (the “Company”, “we” and “us”) entered into an Employment Agreement with Anthony Brian Goodman, the Company’s Chief Executive Officer and director.

The agreement, which provides for Mr. Goodman to serve as the Chief Executive Officer of the Company, was effective October 26, 2020, and remains in effect until October 26, 2023, unless terminated earlier pursuant to its terms, provided that the term of the agreement continues year-to-year thereafter unless either party provides notice to the other of its intent not to renew the agreement at least three months prior to the end of the initial term or any renewal term. Notwithstanding the above, the agreement may be terminated at any time by either party with or without cause. The agreement does not restrict Mr. Goodman’s ability to provide services to Luxor Capital LLC or Articulate Pty Ltd.

Pursuant to the agreement, Mr. Goodman is to receive an annual salary of $144,000, plus a superannuation (an employee funded pension required by the Government of Australia), which is currently equal to 9.5% of Mr. Goodman’s salary, and pursuant to Australian law is to increase by 0.5% per year, beginning June 30, 2021, until it reaches 12% in 2025 (the “Superannuation”), payable every two weeks. Mr. Goodman’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors in connection with increases in the cost of living, the responsibilities of Mr. Goodman and/or his performance. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Mr. Goodman and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Mr. Goodman bonuses from time to time in its discretion, in cash, stock or the form of options in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors).

Pursuant to the agreement, Mr. Goodman is eligible to participate in all benefit programs offered by the Company to its senior executives. Mr. Goodman is entitled to holidays and annual leave in conformity with Australian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Mr. Goodman from competing against the Company in connection with the business of marketing of gaming intellectual property, tool bar technology, adware and ad serving products, in the United States, for a period of one year from the date of termination of the agreement.

The agreement may be terminated by the Company (a) with not less than 2 weeks’ notice to Mr. Goodman of him being adjudicated disabled due to illness or accident; or (b) immediately if he (i) commits any act which may detrimentally affect the Company or its related companies, including any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the Employment Agreement, and fails to cure such breach within 14 days after notice thereof is provided to Mr. Goodman; or (iv) is of unsound mind. Mr. Goodman may terminate the agreement immediately if (a) the Company has gone into bankruptcy; or (b) any amount owed to him under the agreement is not paid within two months after notice of such non-payment is provided to the Company. Additionally, if Mr. Goodman is involuntarily terminated, any unvested options vest immediately and are exercisable until the later of the original termination date thereof and 24 months after such termination date.

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In the event the Company terminates the agreement other than for cause (defined as his gross negligence or willful misconduct which has a material adverse effect on the Company or his ability to perform his duties under the agreement), Mr. Goodman is due a severance payment equal to twelve months of salary, which is payable in a lump sum ten business days following the effective date of termination.

Employment Agreement with Ms. Weiting Feng

On October 26, 2020, the Company entered into an Employment Agreement with Weiting Feng, the Company’s Chief Financial Officer and director.

The agreement, which provides for Ms. Feng to serve as the Chief Financial Officer of the Company, was effective October 26, 2020, and remains in effect until October 26, 2021, unless terminated earlier pursuant to its terms, provided that the term of the agreement continues year-to-year thereafter unless either party provides notice to the other of its intent not to renew the agreement at least three months prior to the end of the initial term or any renewal term. Notwithstanding the above, the agreement may be terminated at any time by either party with or without cause. The agreement does not restrict Ms. Feng’s ability to provide services to Etrader Pty Ltd or Articulate Pty Ltd.

Pursuant to the agreement, Ms. Feng is to receive an annual salary of $120,000, plus a Superannuation, payable every two weeks. Ms. Feng’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors in connection with increases in the cost of living, the responsibilities of Ms. Feng and/or her performance. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Ms. Feng and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Ms. Feng bonuses from time to time in its discretion, in cash, stock or the form of options in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors).

Pursuant to the agreement, Ms. Feng is eligible to participate in all benefit programs offered by the Company to its senior executives. Ms. Feng is entitled to holidays and annual leave in conformity with Australian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Ms. Feng from competing against the Company in connection with the business of marketing of gaming intellectual property, tool bar technology, adware and ad serving products, in the United States, for a period of one year from the date of termination of the agreement.

The agreement may be terminated by the Company (a) with not less than 2 weeks’ notice to Ms. Feng of when she is adjudicated disabled due to illness or accident; or (b) immediately if she (i) commits any act which may detrimentally affect the Company or its related companies, including any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the Employment Agreement, and fails to cure such breach within 14 days after notice thereof is provided to Ms. Feng; or (iv) is of unsound mind. Ms. Feng may terminate the agreement immediately if (a) the Company has gone into bankruptcy; or (b) any amount owed to her under the agreement is not paid within two months after notice of such non-payment is provided to the Company.

In the event the Company terminates the agreement other than for cause (defined as her gross negligence or willful misconduct which has a material adverse effect on the Company or her ability to perform her duties under the agreement), Ms. Feng is due a severance payment equal to six months of salary, which is payable as if Ms. Feng remained employed by the Company for such six month period.

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The descriptions of the Employment Agreements with Mr. Goodman and Ms. Feng above are not complete and are qualified in their entirety to the full text of the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated into this Item 5.02 by reference in their entity.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 27, 2020, on April 27, 2020, the Company filed a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) with the Nevada Secretary of State (the “Nevada SOS”) whereby it proportionately reduced its authorized and outstanding shares of common stock in a ratio of 1-for-150 (the “Reverse Stock Split”). It was the Company’s intention that such Reverse Stock Split would be effective on the same date that the Financial Industry Regulatory Authority (FINRA) affected the Reverse Stock Split in the marketplace (which date the Company anticipated being May 20, 2020).

As disclosed in the Current Report on Form 8-K filed by the Company with the Commission on May 18, 2020, FINRA actually affected the Reverse Stock Split in the marketplace on June 26, 2020.

Because the Company’s intention was that the Reverse Stock Split be effective on the date affected by FINRA, on October 20, 2020, the Board of Directors approved, and on October 26, 2020, the Company filed, a Certificate of Correction with the Nevada SOS to correct the effective date of the Reverse Stock Split as set forth in the Certificate of Change to June 26, 2020.

A copy of the Certificate of Correction is attached hereto as Exhibit 3.2.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective on August 13, 2020, the Board of Directors of the Company adopted a new Code of Business Conduct and Ethics which describes the general code of conduct and ethical principles and guidelines applicable to all directors, officers and employees of the Company.

The Code of Business Conduct and Ethics is filed herewith as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1

Certificate of Change Pursuant to NRS 78.209 (1 for 150 reverse stock split) filed with the Secretary of State of Nevada on April 27, 2020 (filed as Exhibit 3.1 to the Annual Report on Form 10-KT/A for the Fiscal Year ended January 31, 2020, as filed with the SEC on October 28, 2020 and incorporated herein (File No. 000-54840))

3.2*	Certificate of Correction (correcting Certificate of Change filed with the Secretary of State of Nevada on April 27, 2020) filed with the Secretary of State of Nevada on October 26, 2020
10.1*	Employment Agreement between Golden Matrix Group, Inc. and Anthony Brian Goodman dated October 26, 2020
10.2*	Employment Agreement between Golden Matrix Group, Inc. and Weiting Feng dated October 26, 2020
14.1*	Code of Business Conduct and Ethics

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: October 28, 2020	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Change Pursuant to NRS 78.209 (1 for 150 reverse stock split) filed with the Secretary of State of Nevada on April 27, 2020 (filed as Exhibit 3.1 to the Annual Report on Form 10-KT/A for the Fiscal Year ended January 31, 2020, as filed with the SEC on October 28, 2020 and incorporated herein (File No. 000-54840))

3.2*	Certificate of Correction (correcting Certificate of Change filed with the Secretary of State of Nevada on April 27, 2020) filed with the Secretary of State of Nevada on October 26, 2020
10.1*	Employment Agreement between Golden Matrix Group, Inc. and Anthony Brian Goodman dated October 26, 2020
10.2*	Employment Agreement between Golden Matrix Group, Inc. and Weiting Feng dated October 26, 2020
14.1*	Code of Business Conduct and Ethics

* Filed herewith.

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